UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 27, 2017

DELTA APPAREL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Effective April 27, 2017, Delta Apparel, Inc. (the "Company") and Robert W. Humphreys, the Company's Chairman and Chief Executive Officer, entered into a fourth amendment (the "Fourth Amendment") to the employment and non-solicitation agreement dated June 10, 2009, between the Company and Mr. Humphreys. The employment and non-solicitation agreement, which was filed with the Securities and Exchange Commission (the "SEC") on August 28, 2009, as Exhibit 10.11 to the Company's Form 10-K for its fiscal year ended June 27, 2009, was subsequently amended on August 17, 2011, June 6, 2012, and December 5, 2014, and such amendments were filed with the SEC on August 19, 2011, June 8, 2012, and December 8, 2014, respectively (as amended, the "Agreement").

The Fourth Amendment extends the term of the Agreement by an additional three years. Unless earlier terminated in accordance with its terms, the Agreement will now continue until the date the Company files with the SEC its Annual Report on Form 10-K for its 2020 fiscal year.

The Fourth Amendment provides that Mr. Humphreys will continue to participate in the Company's Short-Term Incentive Compensation Plan (the "Plan") and that Mr. Humphreys' base incentive compensation opportunity under the Plan for fiscal years 2018, 2019 and 2020 will be the same as that for fiscal years 2015, 2016 and 2017, which is $650,000, with a maximum payout of $1,500,000 for any single fiscal year.

The Fourth Amendment also provides that Mr. Humphreys will continue to participate in the Company's 2010 Stock Plan (the "Stock Plan") and, pursuant to the terms of the Stock Plan and a separate award agreement between the Company and Mr. Humphreys, Mr. Humphreys will receive a grant of 126,000 performance units, with 42,000 of such performance units eligible to vest upon the filing of the Company's Annual Report on Form 10-K with the SEC for its 2018, 2019 and 2020 fiscal years based solely on the achievement of objective performance goals. The performance goals and the formula for determining the number of performance units that will vest based on the Company's achievement of such performance goals in a given fiscal year remain the same as are applicable to the performance units previously granted to Mr. Humphreys in connection with the Company's 2015, 2016 and 2017 fiscal years. With respect to any performance units that vest upon the filing of the Company's Annual Report on Form 10-K with the SEC for fiscal years 2018, 2019 and 2020, Mr. Humphreys will receive shares of Company stock equal to the value of the aggregate number of such vested performance units.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by the actual provisions of the Fourth Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The terms and conditions of the Agreement remain unchanged other than as explicitly amended by the Fourth Amendment.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit Number	Description
10.1	Fourth Amendment to Employment and Non-Solicitation Agreement dated April 27, 2017, between the Company and Robert W. Humphreys

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	April 28, 2017	/s/ Justin M. Grow
Justin M. Grow
Vice President of Administration,
General Counsel & Secretary